EXHIBIT 10.1
November 14, 2011

Platinum Partners Liquid Opportunity Master Fund L.P.
Platinum-Montaur Life Sciences, LLC
152 West 57th Street, 4th Floor
New York, New York 10019

Re:           Exercise of Series 1 and Series 2 Warrants

Ladies and Gentlemen:

    We are contacting you as holders of Series 1 warrants to purchase common stock, $0.01 par value per share (“Common Stock”), of Echo Therapeutics, Inc. (“Echo”) at an exercise price per share of $1.50 (each, a “Series 1 Warrant”) and Series 2 warrants to purchase Common Stock at an exercise price per share of $2.50 (each, a “Series 2 Warrant”), all of which were acquired in Echo’s Series D Preferred Stock offering.

    The purpose of this letter is to confirm our understanding that Platinum Partners Liquid Opportunity Master Fund L.P. and Platinum-Montaur Life Sciences, LLC intend to exercise Series 1 Warrants and Series 2 Warrants with a total aggregate exercise price of $2 million during the period beginning on November 15, 2011 and ending on December 31, 2011 (the “Election Period”). In consideration for such voluntary exercise, Echo will amend that number of your Series 2 Warrants as is equal to the number of Series 1 Warrants (each, an “Amended Warrant”) you exercise such that the exercise price of each Amended Warrant will be $1.50 per share.  The Amended Warrants must be exercised simultaneously with the related Series 1 Warrants.  For purposes of clarity, if you elect to exercise 10,000 Series 1 Warrants during the Election Period, then Echo will amend the exercise price of 10,000 of your Series 2 Warrants to $1.50 per share and the exercise price of any additional Series 2 Warrants you own will remain at $2.50 per share.

    To exercise your Series 1 Warrants during the Election Period and receive the corresponding reduction in the exercise price of your Series 2 Warrants, please return (1) a completed Exercise Notice (attached to this letter) for your Series 1 Warrants; (2) a completed Exercise Notice for the same number of your Series 2 Warrants; and (3) confirmation of the allocation of shares between Common Stock and Series C Preferred Stock to Kimberly Burke, Echo’s General Counsel, via email at kburke@echotx.com or via fax at 215-717-4109 no later than 5:00 p.m. ET on December 31, 2011.  Checks or wires for the aggregate amount of the Series 1 and Series 2 exercise price also must be received by 5:00 p.m. ET on December 31, 2011.

    At your election, for so long as the issuance of Common Stock is not prohibited by the 4.99% beneficial ownership restriction described in Section 2(e) of the Series 1 Warrants and the Series 2 Warrants, you may receive, on exercise, either Common Stock or Series C Preferred Stock convertible into that number of shares of Common Stock that you would otherwise be entitled to receive upon the warrant exercises described herein.  In the event that the exercise of such warrants would result in you and your affiliates beneficially owning (as calculated pursuant to Rule 13d-3 under the Securities Exchange Act) in excess of 4.99% of the outstanding Common Stock of the Company as set forth in Section 2(e) of the Series 1 Warrants and the Series 2 Warrants, in lieu of the issuance of shares of Common Stock in excess of such restriction, the Company shall issue to you a number of shares of its Series C Preferred Stock convertible into the aggregate number of shares of Common Stock issuable by the Company pursuant to the exercise described herein in excess of such 4.99% beneficial ownership restriction.  For purposes of determining the amount of such excess, the Company will rely on your good faith representations as to your current beneficial ownership and your understanding of the amount of Common Stock of the Company currently outstanding (as determined by reference to section 13(d) of the Securities Exchange Act and the rules promulgated thereunder).

    If you are in agreement with the terms set forth above, please sign one copy of this letter and return it to the undersigned at your earliest convenience.

Regards,

/s/ Patrick T. Mooney
Patrick T. Mooney
Chief Executive Officer and President

Acknowledged and agreed to this 14th day of November, 2011:

Platinum Partners Liquid Opportunity Master Fund L.P.

By: /s/ Michael Goldberg
Name: Michael Goldberg
Title: Portfolio Manager

Platinum-Montaur Life Sciences LLC

By: /s/ Michael Goldberg
Name: Michael Goldberg
Title: Portfolio Manager

Echo Therapeutics, Inc.    8 Penn Center    1628 JFK Boulevard, Suite 300    Philadelphia, PA 19103    p: 215.717.4100    f: 215.717.4109